Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

This SIXTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of March 8, 2010, among Central Garden & Pet Company, a Delaware corporation (the “Issuer”), the guarantors party hereto and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

WITNESSETH:

WHEREAS the Issuer and the Trustee have heretofore executed an Indenture (as amended, supplemented or otherwise modified to the date hereof, the “Indenture”) dated as of January 30, 2003, providing for the issuance of the Issuer’s 9 1/8% Senior Subordinated Notes due 2013 (the “Notes”), initially in the aggregate principal amount of $150,000,000;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), amend or supplement the Indenture and/or the Notes;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated February 22, 2010 (as the same may be amended, supplemented or modified from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended, supplemented or modified from time to time, together with the Statement, the “Offer”);

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the Notes outstanding (and a supplemental indenture in respect thereof having been executed and delivered), with such Proposed Amendments becoming operative with respect to the Indenture upon the acceptance for payment and payment of Notes validly tendered pursuant to the Offer (the “Settlement”);

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture;

WHEREAS, each of the Company and the Guarantors have been authorized by a resolution of their respective Boards of Directors to enter into this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and the amended and restated certificate of incorporation and amended restated by-laws of the Company and the applicable formation documents of the Guarantors to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

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NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE I

Amendments to the Indenture and the Notes

1.1 Amendment of Section 1.01. Section 1.01 of the Indenture is amended by deleting from such Section those defined terms and section references that, by virtue of the amendments effected by this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.

1.2 Amendment of Section 3.09. Section 3.09 of the Indenture, is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.3 Amendment of Section 4.03. Section 4.03 of the Indenture, is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.4 Amendment of Sections 4.06 through 4.13. Sections 4.06 through 4.13 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[intentionally omitted]”.

1.5 Amendment of Sections 4.15 through 4.17. Sections 4.15 through 4.17 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[intentionally omitted]”.

1.6 Amendment of Section 5.01. Section 5.01 of the Indenture is hereby amended by deleting clause (4) in its entirety and inserting “[intentionally omitted]” in lieu thereof.

1.7 Amendment of Section 6.01.

(a) Section 6.01 of the Indenture is amended by deleting clauses (4), (6) and (7) in their entirety and inserting “[intentionally omitted]” in lieu thereof.

(b) Section 6.01 of the Indenture is further amended by deleted all references to “Sections 4.10 and 4.15” from clause (3).

(c) Section 6.01 of the Indenture is further amended by deleting all references to “Restricted Subsidiary” from clauses (8) and (9).

ARTICLE II

Effectiveness

2.1 Effectiveness of this Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the provisions of the Indenture referred to in Article I above (such provisions being referred to as the “Amended Provisions”) will remain in effect in the form they existed prior to the execution of this Supplemental Indenture, and the Amended Provisions shall become operative upon the Settlement. The Company shall give the Trustee prompt written notice of the occurrence of the Settlement.

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ARTICLE III

Miscellaneous

3.1 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture.

3.2 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

3.3 Trustee Makes No Representation. The recitals contained herein are made by the Company and the Guarantors only and not by the Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

3.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

3.5 Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

3.6 Trust Indenture Act Controls. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Supplemental Indenture by operation of Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

MATSON, LLC

By:	Central Garden & Pet Company, as its manager

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

B2E CORPORATION

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Secretary

B2E BIOTECH LLC

By:	Central Garden & Pet Company, as its manager

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

ALL-GLASS AQUARIUM CO., INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Assistant Secretary

CEDAR WORKS, LLC

By:	Central Garden & Pet Company, as its sole member and manager

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

FARNAM COMPANIES, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance, Secretary and Treasurer

FOUR PAWS PRODUCTS LTD.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President, Chief Financial Officer and Secretary

GRANT LABORATORIES, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President, Chief Financial Officer and Secretary

GRO TEC, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Assistant Secretary

GULFSTREAM HOME & GARDEN, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer, Secretary and Treasurer

INTERPET USA, LLC
(formerly CGP ACQUISITION I, LLC)

By:	Central Garden & Pet Company, as its sole member

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

KAYTEE PRODUCTS, INCORPORATED

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President and Assistant Secretary

[Signature Page to Sixth Supplemental Indenture]

MATTHEWS REDWOOD & NURSERY SUPPLY, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President, Chief Financial Officer and Secretary

NEW ENGLAND POTTERY, LLC

By:	Central Garden & Pet Company, as its sole member

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Chief Financial Officer and Secretary

PENNINGTON SEED, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

PENNINGTON SEED, INC. OF NEBRASKA

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Assistant Secretary

PETS INTERNATIONAL, LTD.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Secretary

SEEDS WEST, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Assistant Secretary

T.F.H. PUBLICATIONS, INC.

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Senior Vice President and Secretary

[Signature Page to Sixth Supplemental Indenture]

WELLMARK INTERNATIONAL

By:	/s/ Stuart W. Booth
Name:	Stuart W. Booth
Title:	Vice President-Finance and Secretary

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]